Final

EIGHTH AMENDED AND RESTATED STANDARD DEFINITIONS

Rules of Construction. In these Standard Definitions and with respect to the Transaction Documents (as defined below), (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (b) in any Transaction Document, the words “hereof,” “herein,” “hereunder” and similar words refer to such Transaction Document as a whole and not to any particular provisions of such Transaction Document, (c) any subsection, Section, Article, Annex, Schedule and Exhibit references in any Transaction Document are to such Transaction Document unless otherwise specified, (c) the term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically), (d) the term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including (without limitation)”, (e) unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including” and (f) the words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

“ACH Form” shall mean the form of ACH authorization executed by Obligors.

“Act” shall have the meaning specified in Section 1.4 of the Indenture.

“Additional Approved Opinion Resort” shall mean a Resort (a) for which Bluegreen shall have provided such due diligence materials as the Funding Agents may reasonably request, (b) for which the Funding Agents shall have received a favorable written opinion of local counsel relating to such timeshare and real estate law issues as the Funding Agents may reasonably request and (c) for which the Funding Agents shall have approved in writing as a Resort for which the Seller and the Depositor may sell Timeshare Loans secured by Timeshare Properties at such Resort pursuant to the Purchase Agreement and Sale Agreement, respectively.

“Additional Approved Non-Opinion Resort” shall mean a Resort (a) for which Bluegreen shall have provided such due diligence materials as the Funding Agents may reasonably request and (b) for which the Funding Agents shall have approved in writing as a Resort for which the Seller and the Depositor may sell Timeshare Loans secured by Timeshare Properties at such Resort pursuant to the Purchase Agreement and the Sale Agreement, respectively.

“Additional Servicing Compensation” shall mean any late fees related to late payments on the Timeshare Loans, any non-sufficient funds fees, any processing fees and any Liquidation Expenses collected by and due to the Servicer, any refunds paid by the Servicer as a result of overpayments on payoffs and any unpaid out-of-pocket expenses incurred by the Servicer during the related Due Period.

“Adjusted EBITDA” shall mean for any accounting period,  without duplication, the Servicer’s Income (Loss), plus for the same accounting period the sum of: (a) Other Interest Expense; (b) Provision (Benefit) For Income Taxes; (c) Depreciation and Amortization; (d) Stock Compensation Expense; (e) Non-Cash Intangible Asset Impairment Charges; (f) Long Term Incentive Compensation; (g) Severance; (h) to the extent deducted in calculating Income (Loss), non-cash charges and losses (excluding any such non-cash charges or losses to the extent (A) there were corresponding cash charges deducted in calculating Income (Loss) with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be corresponding cash charges deducted in calculating of Income (Loss) with respect to such charges and losses in future accounting periods); (i) to the extent deducted in calculating such Income (Loss), any extraordinary, unusual or non-recurring cash charges, expenses or losses for such accounting period arising out of the Bass Pro Shops Dispute, including (i) charges associated with the cash settlement of the Bass Pro Shops Dispute and (ii) costs, fees and expenses incurred by the Servicer in connection with the Bass Pro Shops Dispute, including costs, fees and expenses relating to any advisors, legal counsel or counsels engaged by the Servicer in connection with of the Bass Pro Shops Dispute (net of the aggregate amount in respect of insurance or similar reimbursement, indemnity or other payments actually received in cash by the Servicer in connection with the settlement of the Bass Pro Shops Dispute); and (j) to the extent deducted in calculating Income (Loss), any non-recurring or otherwise unusual expenses, costs or charges incurred by the Servicer or its Subsidiaries during such accounting period; provided that the aggregate amount of all such expenses, costs or charges added back pursuant to this clause (j) shall not, in the aggregate in any applicable period, exceed 5% of Adjusted EBITDA in such period without the consent of the Required Noteholders (calculated before giving effect to any adjustments pursuant to this clause (j)); less for the same accounting period the sum of (x) Other Interest Income, (y) Recoveries and (z) to the extent added in calculating Income (Loss), non-cash gains (excluding any such non-cash gains to the extent (A) there were corresponding cash gains added in calculating Income (Loss) with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be corresponding cash gains added in calculating Income (Loss) with respect to such gains in future accounting periods).

“Adjusted Term SOFR Rate”  shall mean for any Interest Accrual Period, the greater of (a) the Floor and (b) the forward-looking term rate for a period of 30-days based on the Secured Overnight Financing Rate (“SOFR”) that is published by CME Group Benchmark Administration Ltd (“CBA”) (“Term SOFR”) and displayed on CBA’s Market Data Platform (or other commercially available source providing such quotations as may be selected by KeyBank National Association, so long it is a Funding Agent), at approximately 6:00 a.m. New York City time, two Business Days (the “Lookback Day”) prior to the commencement of such Interest Accrual Period;  provided that if by 5:00 pm (New York City time) on any Lookback Day, if Term SOFR for such day has not been published, then Term SOFR for such day will be the Term SOFR as published in respect of the first preceding SOFR Business Day for which such rate was published; provided,  further, that Term SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Term SOFR for no more than three (3) consecutive SOFR Business Days. Any determination by KeyBank National Association of Term SOFR shall be conclusive and binding absent manifest error.

“Administration Agreement” shall mean the third amended and restated administration agreement, dated as of September 30, 2022, by and among the Administrator, the Owner Trustee, the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Administrator” shall mean Bluegreen or any successor under the Administration Agreement.

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“Administrator Fee” shall equal on each Payment Date an amount equal to the product of (a) one-twelfth and (b) (i) if Bluegreen or an affiliate thereof is the Administrator, $1,000.00 and (ii) if Wilmington Trust Company is the Administrator, $20,000.00.

“Advance Rate Adjustment” shall mean, on any date of determination, the applicable percentage set forth in the following table based on the Excess Spread for the immediately preceding Due Period; provided that the Advance Rate Adjustment shall be 0% for the initial Due Period following the Amendment Closing Date and for each Due Period after each Takeout Financing until the occurrence of a Borrowing:

Excess Spread	Advance Rate Adjustment
Greater than or equal to 10.00%	3.00%
9.00% - 9.99%	0.00%
8.00% - 8.99%	-3.00%
Less than 8.00%	-5.00%

“Advance Rates” shall mean the corresponding percentage for each Eligible Timeshare Loan for which the related Obligor has a FICO Score set forth in the following table:

FICO Score	Advance Rate
No FICO	25.0%
625-650	45.0%
651-700	65.0%
701-750	85.0%
750 or higher	97.0%

“Adverse Claim” shall mean any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture or any other Transaction Document in favor of the Indenture Trustee and the Noteholders.

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“Affected Party” shall have the meaning specified in Section 6.1(b) of the Note Funding Agreement.

“Affiliate” shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided,  however, that under no circumstances shall the (i) Owner Trustee be deemed to be an Affiliate of the Issuer, the Depositor or the Trust Owner, nor shall any of such parties be deemed to be an Affiliate of the Owner Trustee or (ii) Bluegreen be deemed an Affiliate of (A) Bluegreen Vacations Holding Corporation or any 5% or greater shareholder of Bluegreen or (B) BBX Capital Inc. or any other Affiliate of a 5% or greater shareholder of Bluegreen who is not a Direct Affiliate (as defined herein) of Bluegreen, nor shall any such shareholder be deemed to be an Affiliate of Bluegreen.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, only entities included in Bluegreen’s GAAP consolidated financial statements shall be Affiliates of Bluegreen (a “Direct Affiliate”).

“Affiliated Obligors” shall mean two or more Obligors having the same address as their primary residence.

“Aggregate Commitments” shall mean an amount equal to the sum of the Commitments for all Bank Purchasers.

“Aggregate Initial Loan Balance” shall mean the sum of all the Cut-Off Date Loan Balances calculated since the later of (i) the Amendment Closing Date and (ii) the closing date of the most recent Takeout Financing.

“Aggregate Initial Note Balance” shall mean the sum of all Borrowings on each Funding Date.

“Aggregate Loan Balance” shall mean the sum of the Loan Balances for all Timeshare Loans.

“Aggregate Outstanding Note Balance” shall mean an amount equal to the sum of the Outstanding Note Balances for all Notes.

“Allocated Commercial Paper” shall mean commercial paper issued by or on behalf of a Conduit Purchaser if the proceeds thereof are used (or, in the case of a Defaulted Borrowing Date, would have been used) to fund or maintain one or more Borrowings.

“Amendment Closing Date” shall mean September 30, 2022.

“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, and other similar laws, rules, and regulations of any jurisdiction applicable to Issuer from time to time concerning or relating to bribery or corruption.

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“Applicable Advance Rate” shall mean, as of any date of determination, (i) the Weighted Average Advance Rate plus (ii) the Advance Rate Adjustment, provided that the Applicable Advance Rate shall not exceed 85% at any time unless the weighted average FICO Scores of the Obligors (who have FICO Scores) of all Timeshare Loans in the Trust Estate is equal to or greater than 730.

“Approved Resort” shall mean as the context shall require, an Opinion Resort and/or a Non-Opinion Resort.

“Aruba Club Loans” shall mean all timeshare loans originated by the Aruba Originator each secured by Co-op Shares.

“Aruba Originator” shall mean Bluegreen Properties, N.V., an Aruba corporation.

“Assignment of Mortgage” shall mean, with respect to a Deeded Club Loan, a written assignment of one or more Mortgages from the related Originator or Seller to the Indenture Trustee, for the benefit of the Noteholders, relating to one or more Timeshare Loans in recordable form, and signed by an Authorized Officer of all necessary parties, sufficient under the laws of the jurisdiction wherein the related Timeshare Property is located to give record notice of a transfer of such Mortgage and its proceeds to the Indenture Trustee.

“Association” shall mean the not-for-profit corporation or cooperative association responsible for operating a Resort.

“Assumption Date” shall have the meaning specified in the Backup Servicing Agreement.

“Authorized Officer” shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Senior Vice President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, managing member, board of managers, and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the board of directors, managing member or board of managers of such corporation or limited liability company, as the case may be, to sign agreements, instruments or other documents in connection with the Indenture on behalf of such corporation, limited liability company or partnership, as the case may be.

“Available Commitment” shall mean, on any day for a Bank Purchaser, such Bank Purchaser’s Commitment in effect on such day minus such Bank Purchaser’s pro rata interest (calculated on the basis of advances made by such Bank Purchaser or its related Conduit Purchaser in respect of Borrowings,) in the Aggregate Outstanding Note Balance on such day.

“Available Funds” shall mean for any Payment Date, (a) all funds on deposit in the Collection Account after making all transfers and deposits required from (i) the Lockbox Account pursuant to the Lockbox Agreement, (ii) the General Reserve Account pursuant to Section 3.2(b) of the Indenture, (iii) the Seller or the Depositor, as the case may be, pursuant to Section 4.6 of the Indenture, (iv) the Servicer pursuant to the Indenture, (v) any payment received in respect of any Hedge Agreement and (vi) the Depositor constituting the Post-Redemption Monthly Fee, plus (b)

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all investment earnings on funds on deposit in the Collection Account from the immediately preceding Payment Date through such Payment Date, less (c) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date, less (d) any Additional Servicing Compensation on deposit in the Collection Account, less (e) Misdirected Deposits, if any.

“Backup Servicer” shall mean Concord Servicing LLC,  a Delaware limited liability company, and its permitted successors and assigns.

“Backup Servicing Agreement” shall mean the third amended and restated backup servicing agreement, dated as of September 30, 2022, by and among the Issuer, the Depositor, the Servicer, the Backup Servicer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Backup Servicing Fee” shall on each Payment Date (so long as Concord Servicing LLC is the Backup Servicer), be equal to:

(a) prior to the removal or resignation of Bluegreen, as Servicer, the greater of (i) $1,000.00 and (ii) the product of (1)(x) $0.10 and (y) the number of Timeshare Loans in the Trust Estate at the end of the related Due Period up to 20,000 and (2)(x) $0.075 and (y) the number of Timeshare Loans in the Trust Estate at the end of the related Due Period in excess of 20,000, and

(b) after the removal or resignation of Bluegreen, as Servicer, an amount equal to the product of (i) one-twelfth of 1.50% and (ii) the Aggregate Loan Balance as of the first day of the related Due Period.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Purchaser” shall mean any Purchaser                                                                                                                                                                                                                                                                                             which has a Commitment as set forth in its respective Joinder Supplement and any Assignee of such Purchaser to the extent of the portion of such Commitment assumed by such Assignee pursuant to its respective Transfer Supplement (so long as the Commitments are in effect).

“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).

“Bass Pro Shops Dispute” shall mean the claims made against the Servicer in Bass Pro, LLC and Big Cedar, LLC v. Bluegreen Vacations Unlimited, Inc., Case No. 6:19-cv-03143, brought in the United States District Court for the Western District of Missouri.

“Beneficiary” shall have the meaning specified in the Club Trust Agreement.

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“Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA, or any other “plan” as defined in Section 4975(e)(1) of the Code, that is subject to the prohibited transaction rules of ERISA or of Section 4975 of the Code or any plan that is subject to any substantially similar provision of federal, state or local law.

“Bluegreen” shall mean Bluegreen Vacations Corporation (f/k/a Bluegreen Corporation), a Florida corporation, and its permitted successors and assigns.

“Borrowing” shall mean a borrowing made by the Issuer pursuant to the terms and conditions of the Indenture and the Note Funding Agreement.

“Borrowing Base”  shall mean, for any Payment Date or any Funding Date, as applicable, an amount equal to the product of (i) the Applicable Advance Rate, and (ii) Net Portfolio Amount, as of the close of business on the last day of the Due Period.

“Borrowing Base Deficiency” shall mean for any Payment Date or Funding Date, as applicable, the excess if any, of the Aggregate Outstanding Note Balance as of the last day of the Due Period over the Borrowing Base as of such date.

“Borrowing Notice” shall have the meaning specified in Section 2.1(d) of the Note Funding Agreement.

“Business Day” shall mean any day other than (a) a Saturday, a Sunday, (b) a day on which banking institutions in New York City, Wilmington, Delaware, the State of Florida, the city in which the Servicer is located or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed or (c) a day on which the Bond Market Association recommends to be closed.

“Casa del Mar Resort” shall mean the Resort located in Florida known as Casa del Mar Beach Resort™.

“Cash Accumulation Event” shall exist on any date of determination if (i) on any Determination Date for the related Cash Accumulation Measurement Period (a) the three-month average Delinquency Level (Trust Estate) is greater than 6%, or (b) the three-month average Default Level (Trust Estate) is greater than 10% or (ii) an event of default (or other defined term or event having similar purpose) occurs under a Material Credit Facility (other than the Corporate Revolver Facility) and the indebtedness related thereto has not been accelerated.  A Cash Accumulation Event shall be deemed to be continuing until waived by the Funding Agents in their sole discretion.

“Cash Accumulation Measurement Period” shall mean, for any Determination Date, the immediately preceding three (3) Due Periods; provided, however, if during such immediately preceding three (3) Due Periods, the Aggregate Outstanding Note Balance was equal to $0 at all times during a Due Period (such Due Period, a “Zero Balance Due Period”), the Cash Accumulation Measurement Period shall be the period commencing on the Due Period following the most recent Zero Balance Due Period and ending on the Due Period immediately preceding such Determination Date.

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“Certificate” shall mean a Trust Certificate or a Residual Interest Certificate, as applicable.

“Certificate Distribution Account” shall have the meaning specified in Section 5.01 of the Trust Agreement.

“Certificate of Trust” shall mean the Certificate of Trust in the form attached as Exhibit A to the Trust Agreement.

“Certificateholders” shall mean the holders of the Certificates.

“Change in Law” shall mean (a) the adoption or taking effect of any Law after the Closing Date, (b) any change in Law or in the administration, interpretation, application or implementation thereof by any Official Body after the Closing Date, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Official Body after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and (y) Basel III: A global regulatory framework for more resilient banks and banking systems (“Basel III”), all national implementations of Basel III and all requests, rules, guidelines and directives under either of Dodd-Frank or Basel III or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date implemented, enacted, adopted or issued.

“Clean-up Call Date” shall mean the first date on which the Aggregate Outstanding Note Balance is less than or equal to 10% of the then Aggregate Initial Note Balance.

“Closing Date” shall mean May 19, 2017.

“Club” shall mean Bluegreen Vacation Club Trust, formed pursuant to the Club Trust Agreement, doing business as Bluegreen Vacation Club.

“Club Loans” shall mean, collectively, the Deeded Club Loans and the Aruba Club Loans.

“Club Management Agreement” shall mean that certain Amended and Restated Management Agreement between the Club Managing Entity and the Club Trustee, dated as of May 18, 1994, as amended from time to time.

“Club Managing Entity” shall mean Bluegreen Resorts Management, Inc., a Delaware corporation, in its capacity as manager of the Club and owner of the Club’s reservation system, and its permitted successors and assigns.

“Club Originator” shall mean Bluegreen, in its capacity as an Originator.

“Club Trust Agreement” shall mean, collectively, that certain Bluegreen Vacation Club Trust Agreement, dated as of May 18, 1994, by and between the Developer and the Club Trustee, as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Club.

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“Club Trustee” shall mean Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Club Trust Agreement, and its permitted successors and assigns.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

“Collection Account” shall mean the account established and maintained by the Paying Agent on behalf of the Indenture Trustee pursuant to Section 3.2(a) of the Indenture.

“Collection Policy” shall mean the collection policy of the initial servicer, in effect on the Closing Date, attached to the Indenture as Exhibit J, as the same may be amended from time to time in accordance with the Indenture.

“Collections” shall mean all amounts received in connection with a Timeshare Loan.

“Commitment” shall mean with respect to a Bank Purchaser, and for any date of determination, the maximum amount of such Bank Purchaser’s commitment to make advances to the Issuer as set forth in the Joinder Supplement or the Transfer Supplement by which such Bank Purchaser became a party to the Note Funding Agreement.

“Commitment Expiration Date” shall be September 30, 2025 or such later date as specified in writing to the Issuer by all Bank Purchasers in their sole discretion (and as mutually agreed by the Issuer) or such earlier date on which all Commitments have been terminated.

“Completed Unit” shall mean a Unit at a Resort which has been fully constructed and furnished, has received a valid permanent certificate of occupancy or its equivalent, is ready for occupancy and is subject to a time share declaration.

“Conduit Purchaser” shall mean initially Autobahn Funding Company LLC, and any Purchaser that is either (a) a commercial paper issuing company or (b) a company which obtains funding from a commercial paper issuing company, identified as a Conduit Purchaser in the Joinder Supplement or Transfer Supplement pursuant to which such Purchaser becomes a party to the Note Funding Agreement.

“Confidential Information” shall mean information obtained by any Noteholder including, without limitation, related to the Notes and the Transaction Documents, that is proprietary in nature and that was clearly marked or labeled as being confidential information of the Issuer, the Servicer or their Affiliates, provided that such term does not include information that (a) was publicly known or otherwise known to the Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any Person acting on its behalf, (c) otherwise becomes known to the Noteholder other than through disclosure by the Issuer, the Servicer or their Affiliates or (d) any other public disclosure authorized by the Issuer or the Servicer.

“Consolidated Net Worth” shall mean on a consolidated basis for Bluegreen and its subsidiaries, at any date, (i) the sum of (a) capital stock taken at par or stated value plus (b) capital of Bluegreen in excess of par or stated value relating to capital stock plus (c) accumulated other comprehensive income plus (d) retained earnings (or minus any retained earning deficit) of

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Bluegreen, determined in accordance with GAAP minus (ii) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, determined in accordance with GAAP.

“Continued Errors” shall have the meaning specified in Section 5.4 of the Indenture.

“Conversion Loan” shall mean a loan originated to finance the fee related to the conversion of a non-Club Loan to a Club Loan.

“Co-op Shares” shall mean a share certificate issued by the timeshare cooperative association of La Cabana Resort.

“Corporate Revolver Facility” shall mean the $300,000,000 syndicated credit facility with Fifth Third Bank as administrative agent, dated February 14, 2022, as amended, modified or supplemented from time to time (or any future credit facility similar in nature to the Corporate Revolver Facility).

“Corporate Trust Office” shall mean the office of the Indenture Trustee located in the State of Illinois, which office is at the address set forth in Section 13.3 of the Indenture, and for purposes of transfers and exchanges of Notes under the Indenture, shall be located at 111 Fillmore Avenue East, EP-MN-WS2N, St. Paul, Minnesota 55107, Attn: Bondholder Services/BXG Timeshare Trust I.

“Credit Card Timeshare Loan” shall mean a Timeshare Loan where the Obligor makes its payments due on such Timeshare Loan with credit card payment arrangements.

“Credit Policy” shall mean the credit and underwriting policy of the Originators, in effect on the Closing Date, attached to the Indenture as Exhibit K, as the same may be amended from time to time in accordance with the Indenture.

“Custodial Agreement” shall mean the fourth amended and restated custodial agreement, dated as of September 30, 2022 by and among the Issuer, the Depositor, the Servicer, the Backup Servicer, the Indenture Trustee, and the Custodian, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof providing for the custody and maintenance of the Timeshare Loan Documents relating to the Timeshare Loans.

“Custodian” shall mean U.S. Bank National Association, a national banking association, or its permitted successors and assigns.

“Custodian’s Certification” shall have the meaning specified in Section 2.2(a) of the Custodial Agreement.

“Custodian Fees” shall mean for each Payment Date, the fee payable by the Issuer to the Custodian in accordance with the Custodial Agreement.

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“Cut-Off Date” shall mean with respect to a Timeshare Loan, the close of business of the last day of the calendar month immediately preceding the date on which such Timeshare Loan is sold by the Seller to the Depositor and by the Depositor to the Issuer.

“Cut-Off Date Loan Balance” shall mean the Loan Balance of a Timeshare Loan on its related Cut-Off Date.

“Debt” shall mean, with respect to any Person at any date, (a) all Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices or amounts payable under “earn out” arrangements as and solely to the extent future revenues are realized and equal or exceed the amount of such “earn out”) which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Finance Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Indebtedness of other Persons to the extent guaranteed by such Person, but excluding (x) Subordinated Indebtedness of such Person and (y) Non-Recourse Debt.

“Deeded Club Loan” shall mean a timeshare loan originated by the Club Originator and evidenced by a Mortgage Note and secured by a first Mortgage on a fractional fee simple timeshare interest in a Unit or an undivided interest in a Resort (or a phase thereof) associated with a Unit.

“Default” shall mean an event which, but for the passage of time or the giving of notice or both, would constitute an Event of Default under the Indenture.

“Default Level (Trust Estate)” shall mean for any Due Period, the product of (a) 12 and (b) the sum of the Loan Balances of Timeshare Loans in the Trust Estate for which all or a part of a scheduled payment became more than 120 days delinquent (other than if such payment relates to the first or second payment (which for the avoidance of doubt shall not be used in any manner for these calculations)) during such Due Period and not repurchased or substituted during such Due Period, less the Loan Balances of such Timeshare Loans that subsequently became current during such Due Period which are still subject to the Lien of the Indenture at such time, divided by the Aggregate Loan Balance of all Timeshare Loans in the Trust Estate (provided that, for purposes of this calculation such Loan Balances shall not be reduced due to delinquency) on the last day of the immediately preceding Due Period (expressed as a percentage).

“Default Level (Portfolio)” shall mean for any Test Date, the product of (a) 12 and (b) (i) the sum of the Loan Balances of Portfolio Loans serviced by the Servicer for which all or a part of a scheduled payment became more than 120 days delinquent (other than if such payment relates to the first or second payment (which for the avoidance of doubt shall not be used in any manner for these calculations)) from the related due date as of the end of the related calendar month less the Loan Balances of such Timeshare Loans that subsequently became current during such calendar month, divided by (ii) the Aggregate Loan Balance of all Portfolio Loans (provided that, for purposes of this calculation such Loan Balances shall not be reduced due to delinquency)

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serviced by the Servicer on the last day of the immediately preceding calendar month (expressed as a percentage).

“Defaulted Timeshare Loan” shall mean any Timeshare Loan for which any of the following events may have occurred:  (a) as of the last day of any Due Period, the Servicer has commenced cancellation or termination proceedings on the related Timeshare Loan after collection efforts have failed in accordance with its Collection Policy or (b) as of the last day of any Due Period, all or part of a scheduled payment under the Timeshare Loan is more than 120 days delinquent from the related due date.

“Defaulting Purchaser” shall mean any Bank Purchaser that (a) has failed (or has caused its Purchaser Group to fail) to advance its Funding Percentage of a Borrowing requested within two Business Days of the date such Borrowing was required to be funded unless such Bank Purchaser notifies the Issuer, the Servicer and all Funding Agents in writing that such failure is the result of such Bank Purchaser’s determination that one or more conditions precedent to funding has not been satisfied, (b) has notified the Issuer, the Servicer and all Funding Agents in writing that it does not intend to comply with its funding obligations in the Note Funding Agreement, or (c) has become the subject of a Bail-in Action.

“Defective Timeshare Loan” shall have the meaning specified in Section 4.6 of the Indenture.

“Delinquency Level (Trust Estate)” shall mean for any Due Period, an amount equal to the sum of the Loan Balances of Timeshare Loans (other than Defaulted Timeshare Loans) in the Trust Estate that are 60 days or more delinquent on the last day of such Due Period divided by the Aggregate Loan Balance of all Timeshare Loans in the Trust Estate as of the last day of such Due Period (expressed as a percentage).

“Delinquency Level (Portfolio)” shall mean for any Test Date, an amount equal to the sum of the Loan Balances of Portfolio Loans (other than the sum of the Loan Balances of Portfolio Loans serviced by the Servicer for which all or a part of a scheduled payment is more than 120 days delinquent from the related due date as of the end of the related calendar month) at such Test Date serviced by the Servicer that are 60 days or more delinquent as of such Test Date divided by the Aggregate Loan Balance of all Portfolio Loans serviced by the Servicer as of such Test Date (expressed as a percentage).

“Depositor” shall mean Bluegreen Timeshare Finance Corporation I, a Delaware Corporation, and its permitted successors and assigns.

“Depreciation and Amortization” shall mean, for any accounting period, the consolidated depreciation and amortization for the Servicer, determined in accordance with GAAP, excluding amortization of debt issuance costs for such accounting period, if such amortization is also included in Other Interest Expense.

“Determination Date” shall mean with respect to any Payment Date, the day that is the close of business of the last day of the related Due Period.

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“Developer” shall mean Bluegreen Vacations Unlimited, Inc., a Florida corporation, and its permitted successors and assigns.

“Dollars” and “$” shall each mean the lawful currency of the United States of America.

“Due Period” shall mean with respect to any Payment Date or Funding Date, as applicable, the immediately preceding calendar month.  The initial Due Period for the Initial Payment Date shall be the period beginning on the Amendment Closing Date through and including the end of such calendar month.

 “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Bank Account” shall mean a segregated account, which may be an account maintained by the Indenture Trustee (or an Affiliate thereof), which is maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated at least (or has a long-term issuer rating of at least) “BBB” by S&P or whose short-term unsecured obligations are rated at least (or has a short-term issuer rating of at least) “A-2” by S&P.

“Eligible Investments” shall mean one or more of the following:

(a) obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b) federal funds, certificates of deposit, time deposits and bankers’ acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated in one of the three highest rating categories available from S&P; and provided, further, that the short-term obligations of such depository institution or trust company shall be rated in the highest rating category by S&P;

(c) commercial paper or commercial paper funds (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any - 13 -

state thereof; provided that any such commercial paper or commercial paper funds shall be rated in the highest short-term rating category by S&P;

(d) any no-load money market fund rated (including money market funds managed or advised by the Indenture Trustee or an Affiliate thereof) in the highest short-term rating category or equivalent highest long-term rating category by S&P; provided that, Eligible Investments purchased from funds in the Eligible Bank Accounts shall include only such obligations or securities that either may be redeemed daily or mature no later than the Business Day next preceding the next Payment Date; or

(e) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment, the commercial paper or other short-term deposits of such depository institution or trust company are rated at least “A-1” by S&P;

and provided,  further, that (i) no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument, and (ii) no Eligible Investment may be purchased at a price in excess of par. Eligible Investments may include those Eligible Investments with respect to which the Indenture Trustee or an Affiliate thereof provides services.

“Eligible Owner Trustee” shall have the meaning specified in Section 10.01 of the Trust Agreement.

“Eligible Timeshare Loan” shall mean a Timeshare Loan which satisfied the representations and warranties set forth in Schedule I of the Purchase Agreement and the Sale Agreement on the date such Timeshare Loan was transferred by Bluegreen to the Depositor pursuant to the Purchase Agreement and by the Depositor to the Issuer pursuant to the Sale Agreement; provided,  however, that any Timeshare Loan (i) which all or part of a scheduled payment is more than 90 days delinquent from the related due date as of the end of the related calendar month or (ii) that becomes a Defaulted Timeshare Loan,  shall cease to be an Eligible Timeshare Loan; provided,  further, as of any Determination Date that any Qualified Substitute Timeshare Loan for which a Custodian’s Certification delivered pursuant to the terms of the Custodial Agreement is not received by the Funding Agents and the Servicer, shall cease to be an Eligible Timeshare Loan.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Errors” shall have the meaning specified in Section 5.4 of the Indenture.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

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“Event of Default” shall mean any one of the following events:

(a)a default in the paying of Interest Distribution Amounts, Principal Distribution Amounts or the making of any other payments in respect of any Note when such become due and payable, and continuance of such default for three Business Days;

(b)a non-monetary default in the performance, or breach, of any covenant of the Issuer, the Servicer, the Depositor or the Club Trustee in the Indenture or other Transaction Document (other than a covenant dealing with a default in the performance of which, or the breach of which, is specifically dealt with elsewhere in this definition or as a Servicer Event of Default) and the continuance of such default or breach for a period of 30 days (or, if the defaulting party shall have provided evidence satisfactory to the Funding Agents at their sole discretion (i) that such breach cannot be cured in the 30-day period, (ii) that such breach can be cured within an additional 30-day period and (iii) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Issuer first acquiring Knowledge thereof, and (y) the Indenture Trustee’s or Funding Agents’ giving written notice thereof to the Issuer; provided,  however, that if such default or breach is in respect of (A) the negative covenants contained in Section 8.6(a)(i) or (ii) of the Indenture or (B) a breach that cannot be cured, there shall be no grace period whatsoever; or

(c)if any representation or warranty of the Issuer, the Servicer, the Depositor or the Club Trustee made in the Indenture or other Transaction Document shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the defaulting party shall have provided evidence satisfactory to the Funding Agents at their sole discretion (i) that such representation or warranty cannot be cured in the 30-day period, (ii) that such representation or warranty can be cured within an additional 30-day period and (iii) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Issuer first acquiring Knowledge thereof, and (y) the Indenture Trustee’s or Funding Agents’ giving written notice thereof to the Issuer; provided,  however, if such breach is in respect of a representation or warranty that cannot be cured, there shall be no grace period whatsoever; or

(d)the entry by a court having jurisdiction over the Issuer of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Issuer as a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(e)the commencement by the Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated as a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other

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similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Issuer's failure to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or

(f)the Issuer becoming subject to registration as an “investment company” under the Investment Company Act; or

(g)the impairment of the validity of any security interest of the Indenture Trustee in the Trust Estate in any respect, except as expressly permitted under the Transaction Documents, or the creation of any encumbrance on or with respect to the Trust Estate or any portion thereof not otherwise permitted; or

(h)the failure by the Club Originator to repurchase any Defective Timeshare Loan or provide a Qualified Substitute Timeshare Loan for a Defective Timeshare Loan to the extent required under the terms of Purchase Agreement; or

(i)the occurrence and continuance of a Servicer Event of Default.

“Exchange Act” shall mean the United Stated Securities Exchange Act of 1934, as amended.

“Excess Spread” shall mean, for any Due Period, the annualized yield equivalent, computed as: (i) (a) all Collections allocable to interest and fees deposited into the Collection Account during such Due Period and constituting Available Funds on related Payment Date plus (b) any payment in respect of any Hedge Agreement deposited into the Collection Account during such Due Period and constituting Available Funds on the related Payment Date minus (c) the amounts payable in Section 3.4(a)(i) through (viii) and (x), Section 6.6(a)(i) through (viii) and (x) or Section 6.6(b)(i) through (viii) and (x) of the Indenture, as applicable, on the immediately succeeding Payment Date following such Due Period divided by (ii) the Aggregate Loan Balance of all Eligible Timeshare Loans in the Trust Estate as of the last day of the immediately preceding Due Period.

“Excluded Loan Balance” shall mean on any date of determination, without duplication, the sum of the following:

(a)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to an Obligor or Affiliated Obligors exceeds the greater of (i) $125,000 and (ii) 0.75% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(b)the amount by which the aggregate Loan Balance of any Eligible Timeshare Loans relating to any Obligor or Affiliated Obligors exceeds $125,000; plus

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(c)the amount by which the aggregate Loan Balance of Aruba Club Loans relating to Obligors that are non-United States resident exceeds 40% of the Aggregate Loan Balance of all Aruba Club Loans; plus

(d)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Obligors that are non-United States residents exceeds 1.5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(e)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Aruba Club Loans exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(f)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Aruba Club Loans exceeds 5% of the Maximum Facility Balance; plus

(g)the amount of the aggregate Loan Balance of Eligible Timeshare Loans with a Timeshare Loan Rate of less than 12.50% necessary to increase the weighted average Timeshare Loan Rate (weighted on the basis of Loan Balance) of all Eligible Timeshare Loans to at least 12.50%; plus

(h)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to any one Resort exceeds 40% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(i)the amount by which the aggregate Loan Balance of Eligible Timeshare Loans relating to Obligors with billing addresses in any one state exceeds 20% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(j)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans for which the related Obligor is an employee or a relative of an employee of Bluegreen or any Subsidiary thereof exceeds 0.5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(k)the aggregate Timeshare Loan File Deficiency Excluded Balance; plus

(l)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans which is a  Modified Timeshare Loan exceeds the respective maximums specified in Section 5.3(a)(ix) of the Indenture; plus

(m) the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans relating to an Initial Approved Non-Opinion Resort or an Additional Approved Non-Opinion Resort exceeds 15% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(n)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans relating to Initial Approved Non-Opinion Resorts and Additional Approved Non-Opinion Resorts in any one state exceeds 3% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

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(o)the amount by which the aggregate Loan Balance of Large Loans exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(p)with respect to each Large Loan, the amount of the Loan Balance of such Large Loan in excess of $125,000; plus

(q)the amount by which the aggregate Loan Balance of all Wilderness Loans exceeds 25% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(r)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans relating to Credit Card Timeshare Loans exceeds 5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(s)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans for which the related Obligor is a United States resident and does not have a FICO Score exceeds 1.5% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(t)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans for which the related Obligor has a FICO Score below 650 or does not have a FICO Score exceeds 10% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(u)the amount by which the aggregate Loan Balance of all NELO Loans exceeds 25% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(v)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans for which the related Obligor has a FICO Score below 700 or does not have a FICO Score exceeds 40% of the Aggregate Loan Balance of all Eligible Timeshare Loans; plus

(w)the amount by which the aggregate Loan Balance of all Eligible Timeshare Loans for which the related Obligor has a FICO Score below 750 or does not have a FICO Score exceeds 70% of the Aggregate Loan Balance of all Eligible Timeshare Loans.

“Facility Termination Date” shall mean the earliest of (a) the Commitment Expiration Date, (b) the date of any termination of the Commitments by the Issuer pursuant to Section 2.2(a) of the Note Funding Agreement, (c) the date the Commitments are terminated pursuant to Section 2.5 of the Note Funding Agreement (except if such termination is a result of a Cash Accumulation Event pursuant to clause (i) of the definition thereof) and (d) the Stated Maturity.

“Federal Reserve Bank of New York’s Website”  shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

 “Fee Letter” shall mean that letter agreement designated therein as the Fee Letter and dated as of the Amendment Closing Date, among the Funding Agents, the Issuer and Bluegreen, as such letter agreement may be amended or otherwise modified from time to time.

“Fees” shall mean the fees set forth in the Fee Letter.

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“FICO Score” shall mean a credit risk score known as a “FICO® Score” and determined by the Fair Isaac Company system implemented by Experian or a successor acceptable to the Funding Agents, in their reasonable discretion, for a consumer borrower through the analysis of individual credit files.  In the event that such credit risk scoring program ceases to exist, the Funding Agents and the Seller may select a successor credit risk scoring program as mutually agreed.

In the event that an Obligor consists of more than one individual (e.g., husband and wife) (an “Obligor Group”), with respect to Funding Date Timeshare Loans, the FICO Score for such Obligor Group shall be based on the simple average (if the individuals in the group are not jointly and severally liable) and the highest (if the individuals in the group are jointly and severally liable) of the FICO Scores for all individuals who have a FICO Score in such Obligor Group.  If all individuals in an Obligor Group have no FICO Score, then the Obligor Group shall be considered to have no FICO Score.  In each case listed in this paragraph, such FICO Score is as determined at the point of sale (unless otherwise approved by the Funding Agents, in writing, in their sole discretion).

“Finance Leases” shall mean any lease of property which in accordance with Accounting Standards Update 842-Leases is classified as a finance lease and not an operating lease.

“Floor” shall mean 0.25%.

“Force Majeure Delay” shall mean with respect to the Servicer, any cause or event which is beyond the control and not due to the negligence of the Servicer, which delays, prevents or prohibits such Person's delivery of the reports required to be delivered or the performance of any other duty or obligation of the Servicer under the Indenture as the case may be, including, without limitation, computer, electrical and mechanical failures, epidemics, pandemics, acts of God or the elements and fire; provided, that no such cause or event shall be deemed to be a Force Majeure Delay unless the Servicer shall have given the Funding Agents written notice thereof as soon as practicable after the beginning of such delay.

“Foreclosure Properties” shall have the meaning specified in Section 5.3(b) of the Indenture.

“Funding Agents” shall mean any Funding Agent identified in a Joinder Supplement or Transfer Supplement to which such Person becomes party to the Note Funding Agreement.

“Funding Date” shall mean the date on which the Issuer shall make a Borrowing pursuant to the Indenture and the Note Funding Agreement.

“Funding Date Timeshare Loans” shall mean, with respect to any Borrowing, the Eligible Timeshare Loans to be acquired by the Issuer on the related Funding Date that have a Cut-Off Date of the close of business on the last day of the immediately preceding calendar month.

“Funding Percentage” shall mean with respect to (a) a Bank Purchaser, such Bank Purchaser’s Commitment as a percentage of all Commitments, (b) a Conduit Purchaser, the

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Commitment of the Bank Purchaser in such Conduit Purchaser’s Purchaser Group as a percentage of all Commitments and (c) a Purchaser Group, the Commitment of the Bank Purchaser of such Purchaser Group as a percentage of all Commitments.

“Funding Termination Event” shall mean the occurrence of any of the following events: (a) an Event of Default shall have occurred; or (b) any representation or warranty made or deemed made by the Issuer, the Depositor, the Seller or the Servicer herein or in any other Transaction Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with the Note Funding Agreement or any such other Transaction Document shall prove to have been incorrect in any material and adverse respect on or as of the date made or deemed made (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); provided that a breach of the Seller’s representation and warranty under Section 6(a) of each of the Sale Agreement or the Purchase Agreement shall be deemed to occur only if the Seller is required to and does not repurchase or provide substitute Timeshare Loans for the Timeshare Loans causing such violation in accordance with the terms of the Purchase Agreement or Sale Agreement within the time frame provided for therein; or (c) the Issuer, the Depositor, the Seller or the Servicer shall fail to observe or perform any material provision of any other agreement contained in the Note Funding Agreement or any other Transaction Document (other than as provided in paragraphs (a) and (b) of this definition), and such failure shall continue unremedied for a period of five Business Days after the Issuer, the Depositor, the Seller or the Servicer becomes aware of or is notified of such failure; or (d)(i) the Indenture shall cease, for any reason, to be in full force and effect, or the Issuer shall so assert or (ii) the Lien created by the Indenture shall cease to be enforceable and of the same effect and priority purported to be created thereby; or (e) a Cash Accumulation Event shall have occurred; or (f) the Recovery Ratio is less than 25%.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“General Reserve Account” shall mean the account maintained by the Paying Agent on behalf of the Indenture Trustee pursuant to Section 3.2(b) of the Indenture.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

“Hedge Agreement” shall mean the interest rate cap agreement(s) entered into by the Issuer in accordance with Section 9.15 of the Note Funding Agreement.

“Hedge Termination Payment” shall mean any termination payment due to a Qualified Hedge Counterparty as a result of a termination of a Hedge Agreement.

“Highest Lawful Rate” shall have the meaning specified in Section 3 of the Sale Agreement.

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“Holder” or “Noteholder” shall mean a holder of a Note.

“Income (Loss)”  shall mean, for any accounting period, the amount for such accounting period disclosed with the caption “Net Income (Loss)” or its equivalent, on the Servicer’s consolidated statement of income (or consolidated statement of operations, as applicable) prepared in accordance with GAAP.  For the avoidance of doubt, such amount is meant to reflect the Servicer’s consolidated income or loss for such accounting period after income tax, but before net income (or loss) attributable to non-controlling interest.

“Indebtedness” shall mean with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Indebtedness of other Persons to the extent guaranteed by such Person.

“Indenture” shall mean that certain Seventh Amended and Restated Indenture, dated as of September 30, 2022, by and among the Issuer, the Club Trustee, the Servicer, the Backup Servicer, the Indenture Trustee, the Paying Agent and the Custodian, as the same may be amended, supplemented or otherwise modified, from time to time in accordance with the terms thereof.

“Indenture Trustee” shall mean U.S. Bank Trust Company, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor as set forth in Section 7.9 of the Indenture.

“Indenture Trustee Fee” shall mean for each Payment Date, the sum of (a) $791.67 and (b) until the Indenture Trustee shall become the successor Servicer, the greater of (i) the product of one-twelfth of 0.0175% and the Aggregate Loan Balance as of the first day of the related Due Period and (ii) $1,500.00.

“Initial Approved Opinion Resorts” shall mean the following resorts:  MountainLoftTM I & II, Laurel CrestTM, Shore Crest Vacation Villas I and IITM, Harbour LightsTM, The Lodge Alley InnTM, The Falls VillageTM, Christmas Mountain VillageTM, Orlando’s Sunshine ResortTM, Shenendoah CrossingTM, Casa del Mar Beach Resort, Grande Villas at World Golf Village®, Mountain Run at BoyneTM, The Hammocks at MarathonTM, Daytona Seabreeze™, Carolina GrandeTM, The FountainsTM, Bluegreen Wilderness Traveler at Shenandoah™, SeaGlass Tower™, Bluegreen Odyssey Dells™, Bluegreen Club 36TM, Patrick Henry SquareTM, Lake Eve Resort, Bluegreen at Tradewinds, Horizons at 77th, Eilan Hotel & Spa, Parkside, Solara SurfsideTM and King 583.

“Initial Approved Non-Opinion Resorts” shall mean the following resorts: Via Roma Beach Resort, Dolphin Beach Club, Fantasy Island Resort II, Gulfstream Manor, Resort Sixty-Six, Outrigger Beach Club, Players Club, Mariner’s Boathouse, Tropical Sands Resort,

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Windward Passage Resort, Landmark Holiday Beach Resort, Ocean Towers Beach Club, Panama City Resort & Club, Paradise Isle Resort, Shoreline Towers, Surfrider Beach Club, Pono Kai Resort, Lake Condominiums at Big Sky, The Suites at HersheyTM, Bluegreen Club La PensionTM, Club Lodges at Trillium, The Yachtsman, Petit Crest Villas at Big Canoe, Foxrun Townhouses, Sandcastle Village II/Waterwood Townhouses, Bluegreen at Atlantic Palace, The Hotel Blake, The Club at Big Bear Village, The Studio Homes of Ellis Square, The Soundings Seaside Resort, The Breakers Resort,  Cibola Vista Resort & Spa, La Cabana Beach & Racquet Club, The Innsbruck, The Manhattan Club, Hemlock Condominium, Mountain Run at BoyneTM and Blue Ridge Village.

“Initial Funding Date” shall mean the initial Funding Date.

“Initial Payment Date” shall mean the Payment Date occurring in October 2022.

“Intangible Assets” shall mean a non-physical, non-current right that gives Bluegreen or any of its subsidiaries an exclusive or preferred position in the marketplace including but not limited to a copyright, patent, trademark, goodwill, organization costs, capitalized advertising cost, computer programs, licenses for any of the preceding, government licenses (e.g., broadcasting or the right to sell liquor), leases, franchises, mailing lists, exploration permits, import and export permits, construction permits, and marketing quotas (all as determined in accordance with GAAP).

“Intended Tax Characterization” shall have the meaning specified in Section 4.4(b) of the Indenture.

“Interest Accrual Period” shall mean with respect to any Payment Date, the related Due Period.  The initial Interest Accrual Period for the Initial Payment Date, shall be the period beginning on and including the Amendment Closing Date and ending on and including October 31, 2022.

“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Adjusted EBITDA during the first four fiscal quarters then ended to (b) Other Interest Expense paid in cash during the four fiscal quarters then ended, calculated as of the end of each fiscal quarterly period.

“Interest Distribution Amount” shall equal, with respect to the Notes and any Payment Date, the SOFR Bank Component Amount with respect to such Notes and such Payment Date, as applicable.

“Introductory Loan” shall mean a loan originated in connection with an Introductory Product.

“Introductory Product” shall mean certain introductory products with FICO scores and finance terms that are intended to be held in Bluegreen’s portfolio and any other product not secured by Timeshare Property.

“Investing Office” shall mean initially, the office of any Purchaser (if any) designated as such, in the case of any initial Purchaser, in its Joinder Supplement and, in the case

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of any Assignee, in the related Transfer Supplement, and thereafter, such other office of such Purchaser or Assignee as may be designated in writing to the Agent, the Issuer, the Servicer and the Indenture Trustee by such Purchaser or Assignee.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Issuer” shall mean BXG Timeshare Trust I, a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.

“Issuer Order” shall mean a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer of the Issuer or Administrator.

“Knowledge” shall mean:

(a)as to any natural Person (other than the Indenture Trustee), the actual awareness of the fact, event or circumstance at issue or proper delivery of notification of such fact, event or circumstance; provided,  however, that each such Person shall be deemed to have Knowledge of any fact, event or circumstance if such fact, event or circumstance would have been known had such Person exercised commercially reasonable due diligence; and

(b)as to any Person that is not a natural Person (other than the Indenture Trustee), that (i) the fact, event or circumstance at issue is brought to the attention of a Responsible Officer or (ii) notice has been delivered to such Person in accordance with the provisions of the relevant Transaction Documents; provided,  however, that each such Person that is not a natural person shall be deemed to have Knowledge of any fact, event or circumstance if such fact, event or circumstance would have been brought to the attention of a Responsible Officer if the Person or Responsible Officers of such Person had exercised commercially reasonable due diligence; and

(c)with respect to the Indenture Trustee, the actual awareness of the fact, event or circumstance at issue or proper delivery of notification of such fact, event or circumstance.

“La Cabana Resort” shall mean the Resort located in Aruba known as the La Cabana Beach and Racquet Club.

“Large Loan” shall mean a Timeshare Loan with a Loan Balance in excess of $100,000.

“Law” shall mean any law, treaty, regulation, rule, ordinance, judicial ruling, order or judgment.

“Leverage Ratio” shall mean with respect to any Person, as of the last day of the applicable fiscal quarter, the ratio of (i) the Debt of such Person on such date less unrestricted cash (provided that, only as to any calculation made in connection with determining compliance with the Servicer Financial Covenants, such netted cash shall not exceed $150,000,000 (such amount, the “Cash Netting Limit”)) on such date to (ii) the Adjusted EBITDA of such Person for the four (4) fiscal quarters ended on such date.

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“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.

“Liquidation” shall mean with respect to any Timeshare Loan, the sale or compulsory disposition of a Foreclosure Property, following foreclosure, termination or other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or an Affiliate thereof.

“Liquidation Expenses” shall mean, with respect to the Foreclosure Property related to a Defaulted Timeshare Loan, as of any date of determination, any reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer or the Remarketing Agent in connection with the performance of its obligations under Section 5.3(a)(xiii) in the Indenture or the Remarketing Agreement, as applicable, including, but not limited to, (a) any foreclosure, deed in lieu of foreclosure or termination and other repossession expenses incurred with respect to such Foreclosure Property, (b) commissions and marketing and sales expenses incurred by the Servicer or the Remarketing Agent with respect to the remarketing of the related Foreclosure Property (including the Remarketing Fee), and (c) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of a Foreclosure Property (including any assessed and unpaid Association fees and real estate taxes).

“Liquidation Proceeds” shall mean with respect to the Liquidation of any Foreclosure Property related to a Defaulted Timeshare Loan, the amounts actually received by the Servicer or the Remarketing Agent in connection with such Liquidation.

“Liquidity” shall mean, with respect to a Person, as of any date of determination, the sum of (i) the aggregate amount of consolidated unrestricted cash, (ii) the aggregate amount of available unused financing commitments and (iii) the product of (a) 90% and (b) the aggregate principal balance of all unencumbered timeshare loans owned by such Person that (1) have been originated in a manner to be pledged to a financing facility and (2) do not have any scheduled contract payment unpaid for more than thirty (30) days from the date on which such payment was due and payable.

“Loan Balance”  shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan) as of the close of business on the last day of the immediately prior Due Period, provided that (i) for all Timeshare Loans where all or a portion of a scheduled payment is between 60 and 90 days delinquent from the related due date as of the end of the most recent calendar month, the Loan Balance shall be reduced by 25% and (ii) for all Timeshare Loans where all or a portion of a scheduled payment is more than 90 days delinquent from the related due date as of the end of the most recent calendar month, the Loan Balance shall be reduced by 100%.  For purposes of clause (b) of the definition of Default Level (Trust Estate) only, Loan Balance shall be net of Net Liquidation Proceeds from disposition of Timeshare Properties to persons other than the Servicer during such Due Period.

“Lockbox Account” shall mean the deposit account maintained at the Lockbox Bank pursuant to the Lockbox Agreement, which shall be a non-interest bearing account.

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“Lockbox Agreement” shall mean the second amended and restated deposit account control agreement, dated as of the Closing Date, by and among the Issuer, the Indenture Trustee and the Lockbox Bank, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Lockbox Bank” shall mean Bank of America, a national banking association or such other provider upon agreement of the Servicer, the Issuer and the Funding Agents.

“Lockbox Fee” shall mean on each Payment Date, the fee payable by the Issuer to the Lockbox Bank in accordance with the Lockbox Agreement.

“Long Term Incentive Compensation” shall mean, for any accounting period, the aggregate expense incurred in such accounting period in accordance with GAP for the Servicer’s long-term incentive compensation plan.  The Servicer currently refers to its long term incentive compensation plan as “ELIP” (f/k/a LTIP).  For avoidance of doubt, Long Term Incentive Compensation excludes payments of base salary and annual bonus compensation.

“Lost Note Affidavit” shall mean the affidavit to be executed in connection with any delivery of a Mortgage Note or with respect to Aruba Club Loans, an Owner Beneficiary Agreement, in lieu of such original in the form of Exhibit D attached to the Sale Agreement.

“Material Credit Facility” shall mean any credit facility entered into by Bluegreen and/or any of its Affiliates with an outstanding principal balance of $25,000,000 or greater.

“Maximum Borrowing Amount” shall mean, with respect to a Funding Date, an amount equal to the product of (a) the related Funding Date Advance Rate and (b) the aggregate Loan Balance of all related Funding Date Timeshare Loans.

“Maximum Commitment” shall mean, with respect to each Bank Purchaser, the maximum amount of such Bank Purchaser’s commitment to make advances to the Issuer as set forth in the Joinder Supplement or the Transfer Supplement by which such Bank Purchaser became a party to the Note Funding Agreement.

“Maximum Facility Balance” shall have the meaning specified in Section 2.2(f) of the Note Funding Agreement.

“Misdirected Deposits” shall mean such payments that have been deposited into the Collection Account in error.

“Modified Timeshare Loan” shall mean any Timeshare Loan for which the Servicer has modified, waived or amended the terms thereof.

“Monthly Servicer Report” shall have the meaning specified in Section 5.5 of the Indenture.

“Moody’s” shall mean Moody’s Investors Service, Inc.

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“Mortgage” shall mean, with respect to a Deeded Club Loan, any purchase money mortgage, deed of trust, purchase money deed of trust, deed to secure debt or mortgage deed creating a first lien on a Timeshare Property to secure debt granted by the Club Trustee on behalf of an Obligor to the Club Originator with respect to the purchase of such Timeshare Property and/or the contribution of the same to the Club and otherwise encumbering the related Timeshare Property to secure payments or other obligations under such Timeshare Loan.

“Mortgage Note” shall mean, with respect to a Deeded Club Loan, the original, executed promissory note evidencing the indebtedness of an Obligor under a Deeded Club Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“NELO Loan” shall mean any Timeshare Loan where:

(i) the Obligor shall be an existing owner of a Timeshare Property (the “Existing Timeshare Property”);

(ii) such Obligor’s Existing Timeshare Property has been paid-in-full (i.e., no debt) and has a minimum of ten percent (10%) combined aggregate equity in its Existing Timeshare Property and its Timeshare Property purchased under such NELO Loan;

(iii) each paid-in-full Existing Timeshare Property only provides equity to one NELO Loan;
(iv) Issuer has established a verification process to confirm the Existing Timeshare Property is paid-in-full and provided sufficient paid-in-equity; and
(v) such verification process adheres to all applicable laws, regulatory guidelines and related requirements.

“Net Hedge Payment” shall mean the net amount, if any, then payable by the Issuer to a Qualified Hedge Counterparty under a Hedge Agreement, excluding any Hedge Termination Payment.

“Net Liquidation Proceeds” shall mean with respect to a Liquidation, the positive difference between Liquidation Proceeds and Liquidation Expenses.

“Net Portfolio Amount” shall mean an amount equal to (i) the Aggregate Loan Balance as of the close of business on the last day of the Due Period less (ii) without duplication, (A) the Excluded Loan Balance, (B) the aggregate Loan Balance of all Defaulted Timeshare Loans, (C) the aggregate Loan Balance of Timeshare Loans that are determined to be Defective Timeshare Loans as of the close of business on the last day of the related Due Period, and (D) the aggregate Loan Balance of all Qualified Substitute Timeshare Loans for which a Custodian’s Certification delivered pursuant to the terms of the Custodial Agreement by the Determination Date for the Due Period has not been received by the Funding Agents and the Servicer.

“Non-Cash Intangible Asset Impairment Charges” shall mean, for any accounting period, without duplication, non-cash intangible asset impairment charges in accordance with

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GAAP included in the Servicer’s consolidated statement of income (or statement of cash flows, as applicable).

“Non-Consenting Purchaser” shall mean a Purchaser Group for which the applicable Funding Agent does not approve any consent, waiver or amendment that (a) requires the approval of all of the Funding Agents and (b) all other Funding Agents have approved.

“Non-Opinion Resorts” shall mean Initial Approved Non-Opinion Resorts and any Additional Approved Non-Opinion Resorts.

“Non-Recourse Debt”  shall mean Debt (or any applicable portion of any Debt) under which the lender or other creditor on such Debt cannot (whether contractually or by law) hold the borrower and any other obligor under such Debt personally liable (whether wholly or on a limited basis) for such repayment (whether in the context of a default, a judgment or otherwise); provided that any Debt which is secured by real property and for which neither such borrower nor any other such obligor is otherwise initially personally liable but the documentation evidencing such Debt (which shall be customary and market for debt transactions of that type at the time of issuance) otherwise includes a “bad boy guaranty” (a/k/a a recourse carve out guaranty) which provides for personal liability (whether wholly or on a limited basis) against such borrower or such other obligors upon the occurrence of certain enumerated bad acts, such Debt shall remain Non-Recourse Debt for all purposes of the Transaction Documents until such time as such bad boy guaranty is triggered and the relevant obligors otherwise become personally liable therefor (whether wholly or on a limited basis, and solely to the extent of such liability (the portion of the Debt for which such obligor becomes personally liable, the “Recourse Portion”)), after which the aggregate principal amount of the Recourse Portion of such Debt shall no longer constitute “Non-Recourse Debt” and shall, immediately from and after such time constitute “Debt” for all purposes of the Transaction Documents.

“Note Funding Agreement” shall mean that certain Seventh Amended and Restated Note Funding Agreement dated as of September 30, 2022, by and among the Issuer, Bluegreen, the Depositor, the Funding Agents party thereto and the Purchasers party thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Note Register” shall have the meaning specified in Section 2.4(a) of the Indenture.

“Note Registrar” shall have the meaning specified in Section 2.4(a) of the Indenture.

“Noteholder” shall mean any holder of a Note.

“Notes” shall have the meaning specified in the Recitals of the Issuer in the Indenture.

“Obligor” shall mean the related obligor under a Timeshare Loan.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

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“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the applicable party.

“Official Body” shall mean the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Opinion of Counsel” shall mean a written opinion of counsel, in each case acceptable to the addressees thereof.

“Opinion Resort” shall mean the Initial Approved Opinion Resorts and any Additional Approved Opinion Resorts.

“Optional Purchase Limit”  shall mean, on any date, an amount equal to (a) 15% of the Aggregate Initial Loan Balance less (b) the aggregate Loan Balances (as of the related purchase dates or release dates, as applicable) of all Defaulted Timeshare Loans (i) previously purchased by the Seller pursuant to Section 6(c) of the Sale Agreement or Section 6(c) of the Purchase Agreement and (ii) previously released pursuant to Section 4.7(c) of the Indenture since the later of (A) the Amendment Closing Date and (B) the closing date of the most recent Takeout Financing.

“Optional Redemption” shall mean an election by the Issuer to redeem the Notes pursuant to Section 14.1(b) of the Indenture.

“Optional Substitution Limit” shall mean, on any date, an amount equal to (x) 20% of the Aggregate Initial Loan Balance less (y) the aggregate Loan Balances (as of the related Transfer Dates) of all Defaulted Timeshare Loans previously substituted by the Club Originator pursuant to Section 6(c) of the Sale Agreement or Section 6(c) of the Purchase Agreement since the later of (A) the Amendment Closing Date and (B) the closing date of the most recent Takeout Financing.

“Original Club Loan” shall mean a Timeshare Loan for which the related Obligor has elected to effect and the Club Originator has agreed to effect an Upgrade.

“Originator” shall mean either the Club Originator or the Aruba Originator.

“Other Interest Expense” shall mean, for any accounting period, the amount for such accounting period disclosed with the caption “Interest Expense,” or its equivalent, on the Servicer’s consolidated statement of income (or consolidated statement of operations, as applicable) prepared in accordance with GAAP, less the aggregate amount of interest expense incurred on the Servicer’s Receivable-Backed Notes payable for such accounting period.

“Outstanding” shall mean, with respect to the Notes and Borrowings evidenced thereby, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

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(a) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b) Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes or previously paid; and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided,  however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture, Notes owned by Bluegreen, the Depositor, the Issuer or any Affiliate of the foregoing shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.

“Outstanding Note Balance” shall mean as of any date of determination and Note, the aggregate amount of Borrowings Outstanding in respect of such Note; provided,  however, to the extent that for purposes of consents, approvals, voting or other similar act of the Noteholders under any of the Transaction Documents, “Outstanding Note Balance” shall exclude Notes which are held by Bluegreen, the Depositor or any Affiliates thereof.

“Owner Beneficiary” shall have the meaning specified in the Club Trust Agreement.

“Owner Beneficiary Agreement” shall mean the purchase agreement entered into by each Obligor and the Developer with respect to the Club Loans.

“Owner Beneficiary Rights” shall have the meaning specified in the Club Trust Agreement.

“Owner Trustee” shall mean Wilmington Trust Company, a Delaware banking corporation, or any successor thereof, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

“Owner Trustee Corporate Trust Office” shall mean 1100 North Market Street, Wilmington, Delaware 19890-1605.

“Owner Trustee Fee” shall mean an annual fee equal to (a) prior to the Owner Trustee becoming successor Administrator, $6,000.00 or (b) upon the Owner Trustee becoming successor Administrator, $5,000.00, which fee shall be due and payable on the first Payment Date of each year during the term hereof occurring after the Issuer’s receipt of an invoice therefor.

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“Paying Agent” shall mean any Person authorized under the Indenture to make the distributions required under Sections 3.4 of the Indenture, which such Person initially shall be the Indenture Trustee.

“Payment Date” shall mean the fifteenth day of each month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing on the Initial Payment Date.

“Payment Default Event” shall have occurred if (a) the Notes shall become due and payable pursuant to paragraph (a) of the definition of Event of Default or (b) the Notes shall otherwise become due and payable following an Event of Default under the Indenture and both of the Funding Agents have, in their good faith judgment, determined that the value of the assets comprising the Trust Estate is less than the Aggregate Outstanding Note Balance.

“Permitted Liens” shall mean  (a) with respect to Timeshare Loans in the Trust Estate, (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, or such exceptions as may be set forth in any related lender’s title insurance policy or in any related lender’s title insurance commitment as of the applicable Transfer Date, (ii) Liens in favor of the Depositor and the Issuer created pursuant to the Transaction Documents, and (iii) Liens in favor of the Trust and the Indenture Trustee created pursuant to the Indenture; (b) with respect to the related Timeshare Property, (i) materialmen’s, warehousemen’s, mechanic’s and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) Liens in favor of the Depositor pursuant to the Purchase Agreement, and (iv) the Obligor’s interest in the Timeshare Property under the Timeshare Loan whether pursuant to the Club Trust Agreement or otherwise; and (c) with respect to Timeshare Loans and Related Security in the Trust Estate, any and all rights of the Beneficiaries referred to in the Club Trust Agreement under such Club Trust Agreement.

“Person” shall mean an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

“Portfolio Loans” shall mean all assets serviced by the Servicer other than Introductory Loans,  Conversion Loans and loans serviced on behalf of any fee-based service client.

“Post-Redemption Monthly Fee” shall mean, for any Payment Date after the occurrence of a redemption of all of the Notes pursuant to Article XIV of the Indenture but prior to the first Borrowing thereafter, the amount required to make the payments required to be made pursuant Section 3.4(a) of the Indenture.

“Predecessor Servicer Work Product” shall have the meaning specified in Section 5.4(b) of the Indenture.

“Prime Rate” shall mean, as of any date of determination, the rate of interest per annum publicly announced from time to time by KeyBank National Association as its prime rate in effect as of such date; each change to the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

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“Principal Distribution Amount” shall mean an amount equal to, with respect to each Payment Date, the amount of principal that must be repaid on all Notes such that a Borrowing Base Deficiency will not occur, giving effect to distributions made pursuant to Section 3.4(a)(xi) of the Indenture on such Payment Date; provided,  however, after the end of the Term-Out Period, the Principal Distribution Amount shall equal the Aggregate Outstanding Note Balance.

“Provision (Benefit) For Income Taxes” shall mean, for any accounting period, the amount for such accounting period disclosed with the caption “Provision (Benefit) For Income Taxes” or its equivalent, on the Servicer’s consolidated statement of income (or consolidated statement of operations, as applicable) prepared in accordance with GAAP, plus franchise tax expense for such accounting period, without duplication.

“Purchase Agreement” shall mean the third amended and restated purchase and contribution agreement, dated as of September 30, 2022, between the Seller and the Depositor pursuant to which the Seller sells, from time to time, Timeshare Loans to the Depositor, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Purchaser” shall mean a Conduit Purchaser or a Bank Purchaser.

“Purchaser Group” shall mean each group consisting of one or more Purchasers and a Funding Agent identified in the Joinder Supplement or Transfer Supplement pursuant to which such Persons become party to the Note Funding Agreement.

“Purchaser/Participant Register” shall have the meaning specified in Section 8.2 of the Note Funding Agreement.

“Qualified Hedge Counterparty” shall mean (a) any member of a Purchaser Group or (b) any financial institution with a short term rating of at least “A-1+” from S&P (or “A-1” if such institution has a long term credit rating of “AA” or higher) and “P-1” from Moody’s.

“Qualified Substitute Timeshare Loan” shall mean a timeshare loan (a) that, when aggregated with other Qualified Substitute Timeshare Loans being substituted on such Transfer Date, has a Loan Balance, after application of all payments of principal due and received during or prior to the month of substitution, not in excess of the Loan Balance of the Timeshare Loan being substituted on the related Transfer Date, and (b) that complies, as of the related Transfer Date, with each of the representations and warranties contained in the Sale Agreement and the Purchase Agreement, including that such Qualified Substitute Timeshare Loan is an Eligible Timeshare Loan, and (c) the stated maturity of such Qualified Substitute Timeshare Loan is not later than the Payment Date in December 2037; provided that there will be no age requirement if a Qualified Substitute Timeshare Loan is an Upgrade Club Loan replacing an Original Club Loan with the same Obligor.

“Ramp-Up Period” shall mean the period beginning after the occurrence of a Takeout Financing and ending on the date which is the earlier of (a) the date that is one hundred twenty  (120) days after the end of the prefunding period of the most recent Takeout Financing and (b) the date on which the Aggregate Loan Balance of all Timeshare Loans in the Trust Estate

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exceeds $50,000,000. After the occurrence of each Takeout Financing, the Ramp-Up Period shall be reset.

“Receivable-Backed Notes Payable” shall mean, with respect to the Servicer and its Subsidiaries at any date, Debt shown on the Servicer’s consolidated balance sheet under the captions “Receivable-backed notes payable – recourse”, “Receivable-backed notes payable – non-recourse”, and any substantially similar debt.

“Receivables” shall mean the payments required to be made pursuant to a Timeshare Loan.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the month such Payment Date occurs.

“Recoveries” shall mean, for any accounting period, without duplication, the sum of incremental profits recognized in accordance with GAAP included in the Servicer’s consolidated statement of income (or statement of operations, as applicable) (a) resulting solely from the previous recognition of Non-Cash Intangible Asset Impairment Charges and (b) (i) gains on the sale of the Servicer’s property and equipment; and (ii) gains on the sale of the Servicer’s notes receivable.

“Recovery Ratio” shall mean, for any Determination Date, (a) if any Timeshare Loans became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed), the percentage equivalent of a fraction (i) the numerator of which is equal to the sum of (x) the aggregate Loan Balance of all Timeshare Loans that became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) that were substituted for or repurchased by the Club Originator prior to such Determination Date (with the Loan Balance of each Defaulted Timeshare Loan determined as of the day immediately preceding the date on which such Timeshare Loan became a Defaulted Timeshare Loan) and (y) all Net Liquidation Proceeds received during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) in respect of Defaulted Timeshare Loans that were not substituted or repurchased by the Club Originator prior to such Determination Date and (ii) the denominator of which is the aggregate Loan Balance of all Timeshare Loans that become Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed) and (b) if no Timeshare Loans became Defaulted Timeshare Loans during the three immediately preceding Due Periods (or if fewer than three Due Periods have elapsed, the actual number of Due Periods which have elapsed), 100%.

“Redemption Date” shall mean the date on which the Notes shall be redeemed pursuant to Section 14.1 of the Indenture.

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“Redemption Price” shall mean, with respect to each Note, the sum of the Outstanding Note Balance of such Note, together with interest accrued and unpaid thereon at the SOFR Bank Rate up to and including the Redemption Date.

“Related Security” shall mean with respect to any Timeshare Loan, (a) all of the Issuer’s interest in the Timeshare Property arising under or in connection with the related Mortgage, Owner Beneficiary Rights, Vacation Points and the related Timeshare Loan Files, (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all mortgages, assignments and financing statements signed by the Club Trustee on behalf of an Obligor describing any collateral securing such Timeshare Loan, (c) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, and (d) all other security and books, records and computer tapes relating to the foregoing.

“Remarketing Agent” shall mean Bluegreen.

“Remarketing Agreement” shall mean that certain third amended and restated remarketing agreement, dated as of September 30, 2022, by and among, the Servicer, the Issuer, the Remarketing Agent and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Repurchase Price” shall mean with respect to any Timeshare Loan to be repurchased by the Depositor pursuant to the Sale Agreement or by the Seller pursuant to the Purchase Agreement, an amount equal to the Loan Balance of such Timeshare Loan as of the date of such repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related Timeshare Loan Rate to, but not including, the due date in the then current Due Period.

“Request for Release” shall be a request for release of Timeshare Loan Documents in the form required by the Custodial Agreement.

“Required Hedge Amount” shall mean for any Funding Date, an amount equal to the product of (x) the Funding Date Advance Rate and (y) the aggregate Loan Balance of Timeshare Loans related to the Borrowing on such Funding Date.

“Required Noteholders” shall mean the Noteholders representing at least 50% of the Aggregate Commitments (calculated to exclude the Commitments of any Defaulting Purchaser).

“Required Payments” shall mean each of the items described in (i) through (xi) of Section 3.4 of the Indenture.

“Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, determination or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Reservation System” shall mean the reservation system utilized by the Club and owned by the Club Managing Entity or the services contracted by the Club Managing Entity with a third party.

“Residual Interest Certificate” shall mean the certificate issued under the Trust Agreement, which represents the economic residual interest of the Trust formed thereunder.

“Residual Interest Owner” shall mean the owner of the Residual Interest Certificate issued by the Issuer pursuant to the Trust Agreement, which shall initially be the Depositor.

“Resort” shall mean, as the context shall require, the resort at which the Timeshare Property related to a Timeshare Loan is located.

“Resort Interests” shall have the meaning specified in the Club Trust Agreement.

“Responsible Officer” shall mean (a) when used with respect to the Owner Trustee or the Indenture Trustee or the Custodian, any officer assigned to the Owner Trustee Corporate Trust Office or the Corporate Trust Office, respectively, and having direct responsibility for the administration of the Trust Agreement or the Indenture, as applicable, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, any trust officer or any other officer such Person customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; (b) when used with respect to the Servicer, the Chief Financial Officer, a Senior Vice President, a Vice President, an Assistant Vice President, the Chief Accounting Officer or the Secretary of the Servicer; and (c) with respect to any other Person, the chairman of the board, chief financial officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary, an assistant secretary, the controller, general partner, trustee or the manager of such Person.

“S&P” shall mean S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, or its successor.

“Sale Agreement” shall mean that certain Third Amended and Restated Sale Agreement, dated as of September 30, 2022, between the Depositor and the Issuer pursuant to which the Depositor sells Timeshare Loans, from time to time, to the Issuer, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.

“Sanctioned Person” shall mean (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (b)(i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by

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a Sanctioned Country or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Schedule of Timeshare Loans” shall mean the list of Timeshare Loans delivered pursuant to the Sale Agreement, as amended from time to time to reflect repurchases, substitutions, and Qualified Substitute Timeshare Loans conveyed pursuant to the terms of the Indenture, which list shall set forth the following information with respect to each Timeshare Loan as of the related Cut-Off Date, as applicable, in numbered columns:

1	Name of Obligor
2	Condo Ref/Loan Number
3	Interest Rate Per Annum
4	Date of Origin
5	Maturity
6	Monthly Payment
7	Original Loan Balance
8	Original Term
9	Outstanding Loan Balance
10	Down Payment
11	First payment date
12	Loan Term
13	Zip Code
14	FICO Score at origination
15	Remaining Term
16	Current State of Obligor
17	Current Country of Obligor
18	Extensions Flags

If the Schedule of Timeshare Loans is provided in electronic format, it shall be substantially in the form of Exhibit E to the Custodial Agreement (which, in any event, shall contain all the information specified above).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean Bluegreen.

“Sequential Pay Event” shall mean either a Payment Default Event or a Trust Estate Liquidation Event.

“Severance” shall mean an amount paid to an employee upon separation, including upon dismissal or discharge, from employment.

“Servicer” shall mean Bluegreen in its capacity as servicer under the Indenture, the Backup Servicing Agreement and the Custodial Agreement, and its permitted successors and assigns.

“Servicer Event of Default” shall mean the occurrence of any of the following:

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(a)any failure by the Servicer to make any required payment, transfer or deposit when due as required by the Indenture and the continuance of such default for a period of two Business Days; provided,  however, that the period within which the Servicer shall make any required payment, transfer or deposit shall be extended to such longer period as is appropriate in the event of a Force Majeure Delay; provided,  further, that such longer period shall not exceed five Business Days; or

(b)any failure by the Servicer to provide any required report within five Business Days of when such report is required to be delivered pursuant to the Indenture; provided,  however, that the period within which the Servicer shall deliver such reports shall be extended to such longer period as is appropriate in the event of a Force Majeure Delay; provided,  further, that such longer period shall not exceed ten Business Days from when such report is required to be delivered pursuant to the Indenture; or

(c)any failure by the Servicer to observe or perform any other covenant or agreement which has a material adverse effect on the Noteholders and such failure is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the  Funding Agents, in their sole discretion, (i) that such breach cannot be cured in the 30-day period, (ii) that such breach can be cured within an additional 30-day period and (iii) that it is diligently pursuing a cure, then 60 days), after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the Indenture Trustee’s or Funding Agents’ giving written notice thereof to the Servicer; provided,  however, that if such default or breach is in respect of a covenant that cannot be cured, there shall be no grace period whatsoever; or

(d)any representation or warranty made by the Servicer in the Indenture shall prove to be incorrect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the Agent, in its sole discretion, (i) that such breach cannot be cured in the 30-day period, (ii) that such breach can be cured within an additional 30-day period and (iii) that it is diligently pursuing a cure, then 60 days) after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the Indenture Trustee's or Agent’s giving written notice thereof to the Servicer; provided,  however, that if such breach is in respect of a representation or warranty that cannot be cured, there shall be no grace period whatsoever; or

(e)the entry by a court having competent jurisdiction in respect of the Servicer of (i) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Servicer as a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(f)the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of

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any other case or proceeding to be adjudicated as a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Servicer's failure to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action;

(g)the occurrence of a Cash Accumulation Event set forth in clause (i) of the definition thereof that remains uncured for three consecutive Determination Dates;

(h)so long as the Servicer is the Club Originator, any failure of the Club Originator to comply with its repurchase or substitution obligations specified in the Sale Agreement within the time periods specified therein;

(i)[Reserved];

(j)there shall have occurred any material adverse change in the operations of the Servicer since the Amendment Closing Date, or any other event shall have occurred which materially adversely affects the Servicer’s ability to either service the Timeshare Loans or to perform under the Indenture;

(k)a default or breach shall occur under any other agreement, document or instrument to which the Servicer is a party or by which the Servicer or its property is bound that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness of the Servicer in excess of five percent (5%) of the Servicer's Tangible Net Worth, or (ii) causes, or permits any holder of such Indebtedness or a trustee or agent to cause, Indebtedness or a portion thereof in excess of five percent (5%) of the Servicer's Tangible Net Worth to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder, trustee or agent;

(l)the Servicer (so long as the Servicer is the Club Originator) ceases to own at least 100% of the Depositor; or

(m)any failure by the Servicer to satisfy the Servicer Financial Covenants (other than a failure to satisfy item (d) of the Servicer Financial Covenants); or

(n)any failure by the Servicer to satisfy item (d) of the Servicer Financial Covenants and such failure remains uncured for (i) five Business Days, if the failure is a result of the Servicer having Liquidity less than $35,000,000, or (ii) 30 days if the failure is a result of the Servicer having Liquidity equal to or greater than $35,000,000 but less than $50,000,000; or

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(o) there occurs (i) an event under the Corporate Revolver Facility that is an “Event of Default” as defined thereunder, or, if such term is not defined thereunder, an event as defined using a term similar to “Event of Default”; provided, that if such Corporate Revolver Facility by its original terms and not by way of amendment or waiver following the event that caused the Event of Default, provides for a cure period after an “Event of Default” thereunder, then this clause (o) of the definition of Servicer Event of Default will be subject to such cure period,  (ii) a failure to pay when due under any Material Credit Facility (other than the Corporate Revolver Facility) or (iii) an event of default under any Material Credit Facility (other than the Corporate Revolver Facility) that is an “Event of Default” as defined thereunder, or, if such term is not defined thereunder, an event as defined using a term similar to “Event of Default” and the indebtedness related thereto is accelerated.

“Servicer Financial Covenants” shall be satisfied on any date of determination if each of the following is true:

(a) as of the last day of each fiscal quarter, the Servicer shall have an Interest Coverage Ratio greater than or equal to 2.50:1.00;

(b) at the end of the most recent quarter, the Servicer shall have a Leverage Ratio of no greater than 2.25:1.00;

(c) at the most recent Test Date, the average Delinquency Level (Portfolio) for the last three Test Dates is less than or equal to 7% and the average Default Level (Portfolio) for the last three Test Dates is less than or equal to 14%; and

(d) at the most recent Test Date, the Servicer shall have Liquidity equal to at least $50,000,000.

“Servicer Termination Costs” shall mean any extraordinary out-of-pocket expenses incurred by the Indenture Trustee associated with the transfer of servicing.

“Servicing Fee” shall mean for any Payment Date, the product of (a)(i) if Bluegreen or an affiliate thereof is Servicer, one-twelfth of 1.50% and (ii) if the Indenture Trustee is the successor Servicer, one-twelfth of 1.55%, and (b) the Aggregate Loan Balance as of the first day of the related Due Period; provided that if the Indenture Trustee is the successor Servicer, it shall, after payment of the Backup Servicing Fee, be entitled to a minimum monthly payment of $5,500.00.

“Servicing Officer” shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.

“Servicing Standard” shall mean, with respect to the Servicer, the Backup Servicer and any successor servicer, a servicing standard which complies with applicable law, the terms of the Transaction Documents, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, to the best knowledge of the Servicer, is materially consistent with the customary standard of prudent servicers of loans secured by timeshare interests similar to the

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Timeshare Properties, but in no event lower than the standards employed by it when servicing loans for its own account or other third parties, but, in any case, without regard for (a) any relationship that it or any of its Affiliates may have with the related Obligor, and (b) its right to receive compensation for its services under the Indenture or with respect to any particular transaction.

“Similar Law” shall mean the prohibited transaction rules under ERISA or section 4975 of the Code or any substantially similar provision of federal, state or local law.

“SOFR Bank Component Amount” shall mean, with respect to a Note and a Payment Date, an amount equal to, for a Noteholder and the related Interest Accrual Period, the sum of (a) interest accrued during such Interest Accrual Period at the SOFR Bank Rate on the weighted average of such Noteholder’s Outstanding Note Balance of such Note immediately prior to such Payment Date and (b) the amount of unpaid SOFR Bank Component Amounts from prior Payment Dates for such Note, plus, to the extent permitted by applicable law, interest on such unpaid amount at the SOFR Bank Rate.  The SOFR Bank Component Amount shall be calculated on an actual/360 basis.

“SOFR Bank Rate” shall mean (a) prior to the commencement of the Term-Out Period, Adjusted Term SOFR Rate (subject to the Floor) plus 1.75%, (b) during the Term-Out Period, Adjusted Term SOFR Rate (subject to the Floor) plus 2.75% and (c) upon the occurrence and continuance of an Event of Default and at the request of the Required Lenders, Adjusted Term SOFR Rate (subject to the Floor) plus 3.75%.

“Stated Maturity” shall mean the Payment Date occurring in December 2040.

“Statutory Trust Statute” shall mean the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as the same may be amended from time to time.

“Stock Compensation Expense” shall mean, for any accounting period, the amount for such accounting period disclosed with the caption “Non-cash stock compensation expense”, or its equivalent, on the Servicer’s consolidated Statement of Cash Flows.

“Subordinated Indebtedness” shall mean as of any date of determination (a) the current outstanding balance of indebtedness of Bluegreen which is denoted in Bluegreen’s audited financial statements in effect on the Closing Date as any junior subordinated debentures that are outstanding on the Closing Date plus (b) any subordinated indebtedness thereafter approved as such by the Funding Agents for purposes of the calculation of the Servicer Financial Covenants.

“Subsequent Cut-Off Date” shall mean with respect to any Transfer Date, (a) the close of business on the last day of the Due Period immediately preceding such Transfer Date or (b) such other date designated by the Servicer.

“Subsequent Funding Date” shall mean any Funding Date other than the Initial Funding Date.

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“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms of thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substitution Shortfall Amount” shall mean with respect to any Transfer Date, an amount equal to the excess of the aggregate Loan Balances of the substituted Timeshare Loans over the aggregate Loan Balances of the Qualified Substitute Timeshare Loans.

“Takeout Financing” shall mean any securitization or other financing of the assets securing the Notes whereby at least 95% of the Aggregate Outstanding Note Balance is repaid from the proceeds of such securitization or other financing.

“Tangible Net Worth” shall mean Consolidated Net Worth minus Intangible Assets plus Subordinated Indebtedness.

“TARGET2 Day” shall mean any day on which TARGET2, the real time gross settlement system owned and operated by the eurosystem, is open for the settlement of payments in euro.

“Term-Out Period” shall mean the period commencing on the Facility Termination Date and ending on the date which is 12 months after the Facility Termination Date.

“Test Date” shall mean the last Business Day of the calendar month immediately preceding a Payment Date.

“Timeshare Declaration”  shall mean the declaration or other document recorded in the real estate records of the applicable municipality or government office where a Resort is located for the purpose of creating and governing the rights of owners of Timeshare Properties related thereto, as it may be in effect from time to time.

“Timeshare Loan” shall mean a Club Loan or a Qualified Substitute Timeshare Loan subject to the Lien of the Indenture.  As used in the Transaction Documents, the term “Timeshare Loan” shall include the related Mortgage Note, Mortgage, the Owner Beneficiary Agreement and other Related Security contained in the related Timeshare Loan Documents.

“Timeshare Loan Acquisition Price” shall mean with respect to any Timeshare Loan, an amount equal to the Loan Balance of such Timeshare Loan plus accrued and unpaid interest thereon up to and including the related Cut-Off Date.

“Timeshare Loan Documents” shall mean with respect to each Timeshare Loan and each Obligor, the related (a) Timeshare Loan Files, and (b) Timeshare Loan Servicing Files.

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“Timeshare Loan File Deficiency” shall mean any Timeshare Loan for which the related Timeshare Loan File does not contain any of (a) the original recorded Mortgage (or an electronic copy of the mortgage, including evidence of recording), (b) the original Assignments of Mortgage in recordable form (which may be a part of a blanket assignment of more than one Club Loan (other than an Aruba Club Loan)), showing the assignment of such Club Loan (other than an Aruba Club Loan) from the Club Originator to ___________, or (c) a final original or electronic copy of lender’s title insurance policy showing only exceptions to coverage that would be customarily acceptable to a prudent real estate lender; provided, however, with respect to (a) and (b) above, no Timeshare Loan File Deficiency shall exist if the reason for such deficiency is not within the control of the Servicer.

“Timeshare Loan File Deficiency Excluded Balance” shall mean for any date of determination and for all Timeshare Loans related to a Custodian’s Certification that is 180 or more days old, the aggregate Loan Balance of all Timeshare Loans related to such Custodian’s Certification that have a Timeshare Loan File Deficiency, if any.

“Timeshare Loan Files” shall mean, with respect to a Timeshare Loan, all documents related to such Timeshare Loan, including:

1.

with respect to a Club Loan (other than an Aruba Club Loan), the original Mortgage Note, or a Lost Note Affidavit with respect thereto, executed by the Obligor, endorsed either as (i) “Pay to the order of ________, without recourse, representation or warranty” (either directly on the Mortgage Note or on an allonge placed with such Mortgage Note), by an Authorized Officer of the Club Originator (such Authorized Officer’s signature may be computer generated), or (ii) a chain of endorsement substantially in one of the Forms of Allonge attached hereto as Annex A to these Standard Definitions, (in the case of both clauses (i) and (ii) above, together with a complete chain of endorsements from the original payee to the Club Originator, if applicable);

2.

with respect to a Club Loan (other than an Aruba Club Loan), (i) an original Mortgage with evidence that such Mortgage has been recorded in the appropriate recording office (or an electronic copy of the mortgage including evidence of filing) or (ii) if such Mortgage has not yet been returned to the Club Originator by such recording office, a copy of the unrecorded Mortgage that has been delivered to such recording office (with evidence that such Mortgage has been delivered to the appropriate recording office for recording);

3.

with respect to a Club Loan (other than an Aruba Club Loan), original Assignments of Mortgage in recordable form, but unrecorded, (which may be a part of a blanket assignment, with the original blanket Assignments of Mortgage held by the Custodian in the related master pool header file), showing the assignment of such Club Loan from the Club Originator to ___________;

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4.

with respect to a Club Loan (other than an Aruba Club Loan), the UCC financing statement, if any, evidencing that the security interest granted under such Timeshare Loan, if any, has been perfected under applicable state law;

5.

with respect to a Club Loan (other than an Aruba Club Loan), (i) a copy of any recorded warranty deed transferring legal title to the related Timeshare Property to the Club Trustee, or (ii) if such recorded warranty deed has not yet been returned to the Club Originator, a copy of a warranty deed sent for recording;

6.

with respect to a Club Loan (other than an Aruba Club Loan), either (i) a final original or electronic copy of the lender’s title insurance policy (which may consist of one master policy referencing one or more Mortgages) showing no exceptions to coverage (other than Permitted Liens) or (ii) a binding unconditional commitment to issue a title insurance policy showing no exceptions to coverage (other than Permitted Liens) (which may be a master commitment referencing one or more Mortgages, the original or electronic copy of the master commitment to be held by the Custodian in the related master pool header file), in all cases referencing such Timeshare Loan and insuring Bluegreen Vacations Corporation and its successors and/or assigns;

7.

the original of any related assignment or guarantee or, if such original is unavailable, a copy thereof certified by an Authorized Officer of the Club Originator to be a true and correct copy, current and historical computerized data files;

8.	the original of any assumption agreement or any refinancing agreement;
9.	with respect to an Aruba Club Loan, the original related Owner Beneficiary Agreement (or a Lost Note Affidavit with respect thereto);
10.	all related Owner Beneficiary Agreements, finance applications, sale and escrow documents executed and delivered by the related Obligor with respect to the purchase of a Timeshare Property;
11.	all other papers and records of whatever kind or description, whether developed or originated by an Originator or another Person, required to document, service or enforce a Timeshare Loan; and
12.

any additional amendments, supplements, extensions, modifications or waiver agreements required to be added to the Timeshare Loan Files pursuant to the Indenture, the Credit Policy, the Collection Policy or the other Transaction Documents, if any.

Where documents are not required to be originals, the copies of the same that are a part of any Timeshare Loan File may be in electronic or paper format.

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“Timeshare Loan Rate” shall mean with respect to any Timeshare Loan, the specified coupon rate thereon.

“Timeshare Loan Servicing Files” shall mean with respect to each Timeshare Loan and each Obligor, the portion of the Timeshare Loan Files necessary for the Servicer to service such Timeshare Loan including but not limited to (a) the copy of the truth-in-lending disclosure statement executed by such Obligor, as applicable, (b) all writings pursuant to which such Timeshare Loan arises or which evidences such Timeshare Loan and not delivered to the Custodian, (c) all papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans in accordance with the Servicing Standard and (d) each Timeshare Program Consumer Document (not the original), if applicable, related to the applicable Timeshare Property.

“Timeshare Program” shall mean the program under which (a) an Obligor has purchased a Timeshare Property and (b) an Obligor shares in the expenses associated with the operation and management of such program.

“Timeshare Program Consumer Documents” shall mean, as applicable, the Owner Beneficiary Agreement, Mortgage Note, Mortgage, any rescission right notices, public offering statements and other documents and disclosures used or to be used by an Originator in connection with the sale of Timeshare Properties.

“Timeshare Program Governing Documents” shall mean the articles of organization or articles of incorporation of each Association, the rules and regulations of each Association, the Timeshare Program management contract between each Association and a management company, and any subsidy agreement by which an Originator is obligated to subsidize shortfalls in the budget of a Timeshare Program in lieu of paying assessments, as they may be from time to time in effect and all amendments, modifications and restatements of any of the foregoing.

“Timeshare Property” shall mean (a) with respect to a Deeded Club Loan, a fractional fee simple timeshare interest in a Unit in a Resort (or phase thereof) or an undivided interest in a Resort (or a phase thereof) associated with a Unit and (b) with respect to an Aruba Club Loan, Co-op Shares.

“Total Liabilities” shall mean the Indebtedness of Bluegreen which is denoted in Bluegreen’s audited (or, to the extent audited are not available, unaudited) quarterly financial statements as “Total Liabilities” as determined in accordance with GAAP.

“Transaction Documents” shall mean the Indenture, the Purchase Agreement, the Sale Agreement, the Lockbox Agreement, the Backup Servicing Agreement, the Administration Agreement, the Remarketing Agreement, the Custodial Agreement, the Note Funding Agreement, the Fee Letter, and all other agreements, documents or instruments (other than the Timeshare Loan Documents) delivered in connection with the transactions contemplated thereby.

“Transfer Date” shall mean with respect to a Qualified Substitute Timeshare Loan, the date on which the Seller substitutes one or more Timeshare Loan in accordance with Section 4.6 of the Indenture.

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“Treasury Regulations” shall mean the regulations, included proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall mean the Issuer.

“Trust Accounts” shall mean collectively, the Lockbox Account, the Collection Account and the General Reserve Account.

“Trust Agreement” shall mean the Third Amended and Restated Trust Agreement, dated as of the Amendment Closing Date, by and among Bluegreen Timeshare Finance Corporation I, GSS Holdings, Inc. and Wilmington Trust Company, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Trust Certificate” shall mean the certificate issued under the Trust Agreement, which represents the sole equity interest in the Trust formed thereunder.

“Trust Estate” shall have the meaning specified in the Granting Clause of the Indenture.

“Trust Estate Liquidation Event” shall have the meaning specified in Section 6.6(b) of the Indenture.

“Trust Owner” shall mean the owner of the non-economic Trust Certificate issued by the Issuer pursuant to the Trust Agreement, which shall be GSS Holdings, Inc.

“Trust Owner Fee” shall mean an annual fee equal to $3,500.

“Trust Paying Agent” shall have the meaning specified in Section 3.13 of the Trust Agreement.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”  shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unit(s)”: shall mean one individual air-space condominium unit, cabin, villa, cottage, townhome, platform tent, cabin, campsite for recreational vehicle or lot within a Resort, together with all furniture, fixtures and furnishings therein, if applicable, and together with any and all interests in common elements appurtenant thereto, as provided in the related Timeshare Program Governing Documents.

“Upgrade” shall mean the process in which (a) an obligor of an Original Club Loan elects to (i)(A) reconvey the existing Club Property for a new Club Property (such new Club Property having a greater dollar value than the existing Club Property) and (B) cancel the Original Club Loan in exchange for an Upgrade Club Loan secured by such new Club Property or (ii)(A)

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acquires additional Club Property and (B) cancels the Original Club Loan in exchange for an Upgrade Club Loan from the Club Originator secured by the existing Club Property and the additional Club Property or (b) an owner of existing Club Property that is fully paid elects to (i) reconvey such Club Property for new Club Property (such new Club Property having a greater dollar value than the existing Club Property) or (ii) acquires additional Club Property.

“Upgrade Club Loan” shall mean the new timeshare loan originated by the Club Originator in connection with an Upgrade.

“Vacation Points” shall have the meaning specified in the Club Trust Agreement.

“Weighted Average Advance Rate” shall mean, as of any date of determination, with respect to all Eligible Timeshare Loans included in the Net Portfolio Amount, the percentage, rounded to the nearest 0.01% obtained by (i) summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Timeshare Loan by (b) such Eligible Timeshare Loan’s contribution to the Net Portfolio Amount and (ii) dividing such sum by the Net Portfolio Amount, provided that such percentage shall not exceed 85%.

“Wilderness Resort” shall mean BG Wilderness Traveler at Shenandoah and any other Resort designated by Bluegreen (by written notice to each of the Funding Agents) as an outdoor, wilderness experiential resort.

“Wilderness Loan” shall mean a Timeshare Loan at a Wilderness Resort that is secured by a Unit that is a platform tent, cabin or a campsite for a recreational vehicle.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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ANNEX A

Forms of Allonge

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